Exhibit 10.1

SHARE CANCELLATION AGREEMENT

THIS SHARE CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of this 22nd day of August, 2011, by and between DE Acquisition 3, Inc., a Delaware corporation (“the Company”), and the stockholders of the Company, as set forth on Schedule I attached hereto (such stockholders collectively referred to herein as the “Stockholders”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement (as hereinafter defined).

RECITALS

WHEREAS, as of the date hereof, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) pursuant to which the Company acquired 100% of the issued and outstanding equity interests of Top Yield Holding Ltd., a British Virgin Islands company (“Top Yield”) in exchange for the issuance of 16,705,406 shares of our common stock, par value $0.0001 per share (the “Common Stock”), a copy of which is attached hereto as Exhibit A;

WHEREAS, pursuant to the terms of the Exchange Agreement, and as a condition to the completion of the transactions contemplated by the Exchange Agreement, the Company agreed to enter into an agreement with the Stockholders to cancel an aggregate of 4,058,588 shares of the Company’s Common Stock, as such shares are more particularly set forth on Schedule I attached hereto (the “Shares”); and

WHEREAS, the Stockholders acknowledges that it would benefit from the completion of the transactions contemplated by the Exchange Agreement.

NOW, THEREFORE, for and in consideration of the execution and delivery of the Exchange Agreement, and the payment of good and valuable consideration pursuant to the Exchange Agreement, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholder, each intending to be legally bound by this Agreement, hereby agree as follows:

AGREEMENT

1.  DUTIES

1.1  Rights and Obligations of the Parties.  The parties shall be entitled to such rights and shall perform such duties as set forth herein.  In the event that the terms of this Agreement conflict in any way with the provisions of the Exchange Agreement, the Exchange Agreement shall control.

1.2 Cancellation of Shares.  On the Closing Date, the Shares held by the Stockholders shall be deemed automatically cancelled.

  1.3 Warrants.  On the Closing Date, the Stockholders will receive an aggregate of 753,129 warrants to purchase the Company’s Common Stock at a price of $4.25 within two years of the date hereof.

1.3 Execution of Further Documentation.  The Stockholders agree to execute any and all documents, including, but not limited to, stock powers for the stock certificates representing the Shares, as the Company reasonably determines necessary to effect the cancellation of Shares pursuant to the terms of this Agreement.

2.  DIVIDENDS; VOTING RIGHTS; STOCK SPLITS

2.1  Cash Dividends; Voting Rights.  Prior to the Closing of the Exchange Agreement, the Stockholders shall have rights to cash or stock dividends with respect to any uncancelled Shares, if any, and have rights to vote their respective uncancelled Shares, if any such matter requiring stockholder approval shall arise.

2.2  Stock Splits; Stock Dividends.  In the event of any stock split or other similar transaction with respect to the Company’s Common Stock that becomes effective prior to Closing of the Exchange Agreement, the additional shares issued with respect to the Shares to be cancelled shall be similarly cancelled.

3.  MISCELLANEOUS

3.1  Transferability.  None of the rights and obligations of the Stockholders hereunder shall be transferable.

3.2  Notices.  Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by (i) registered or certified mail, postage prepaid, addressed as follows, (ii) facsimile to the facsimile numbers identified below or (iii) overnight courier (such as UPS or FedEx), addressed as follows:

If to the Company:

DE Acquisition 3, Inc.
c/o New Asia Partners LLC
US Bancorp Center, Suite 2690
800 Nicollet Mall
Minneapolis, MN 55402
Fax: 612-338-7332
Attention: Dennis Nguyen

If to the Stockholders:

to the address set forth next to the name of each of the Stockholders in Schedule I,

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

3.3           Construction.  The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

3.4           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be.

3.5           Severability.  If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

3.6           Interpretation.  The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.  This Agreement shall be construed and interpreted without regard to any rule or presumption requiring that it be construed or interpreted against the party causing it to be drafted.

3.7           Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

3.8           Amendments.  This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

3.9           Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Share Cancellation Agreement as of the day and year first above written.

DE ACQUISITION 3, INC. By: ________________________ Dennis Nguyen, President

STOCKHOLDERS

NEW ASIA PARTNERS LLC

By: ________________________
      Dennis Nguyen, Chairman

PINNACLE INVESTMENT GROUP

By: ________________________
       Jeffrey Peterson, Managing Partner

WYNCREST CAPITAL, INC.

By: ________________________
       Ronald Eibensteiner, President

NORTHLAND DIRECTIONS, INC.

By: ________________________
       Randy Nitsche, CEO

ROBERT CASTLE

___________________________

SIGNATURE PAGE TO SHARE CANCELLATION AGREEMENT

SCHEDULE I

Stockholder	Pre-Closing Shares	Shares to be Cancelled	Post-Closing Shares	Warrants
New Asia Partners LLC US Bancorp Center Suite 2690 800 Nicollet Mall Minneapolis, MN 55402	4,325,000	3,510,679	814,321	651,457
Wyncrest Capital, Inc. US Bancorp Center Suite 2690 800 Nicollet Mall Suite 2690 Minneapolis, MN 55402	500,000	405,859	94,141	75,313
Northland Directions, Inc. 45 South 7th Street Suite 2000 Minneapolis, MN 55402	37,500	30,439	7,061	5,648
Pinnacle Investment Group, LLC 3017 W. 97th Street Minneapolis, MN 55431	125,000	101,465	23,535	18,828
Robert Castle 45 South 7th Street Suite 2000 Minneapolis, MN 55402	12,500	10,146	2,354	1,883
	5,000,000	4,058,588	941,412	753,129

Exhibit A

Exchange Agreement